UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2020

Ekso Bionics Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1201
Richmond, California 94804
(Address of Principal Executive Offices, and Zip Code)

(510) 984-1761
Registrant’s Telephone Number, Including Area Code

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2020, Ekso Bionics, Inc. (the “Borrower”), a wholly-owned subsidiary of Ekso Bionics Holdings, Inc. (the “Company”), entered into an unsecured note (the “Note”) evidencing an unsecured loan in the amount of $1,085,630 under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The loan was made through Western Alliance Bank (the “Lender”). In addition to the Note, the Company and the Borrower maintain an existing term loan, which matures on January 1, 2021, and have an existing success fee agreement with the Lender.

The Note provides for an interest rate of 1.00% per year, and matures two years after the date of initial disbursement. Beginning on the seventh month following the date of initial disbursement, the Company is required to make 18 monthly payments of principal and interest. The Note may be used for payroll costs, costs related to certain group health care benefits and insurance premiums, rent payments, utility payments, mortgage interest payments and interest payments on any other debt obligation that were incurred before February 15, 2020. The Borrower may prepay 20% or less of the unpaid principal balance of the Note at any time prior to maturity of the Note with no prepayment penalties; however, if the Borrower prepays more than 20% of the Note and the Note has been sold on the secondary market, among other things, Ekso must provide the Lender with written notice and pay all accrued and unpaid interest on the Note. In addition, if any payments on the Note are more than 10 days late, the Lender may charge the Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment. The Note contains events of default relating to, among other things, payment defaults on the Note, defaults on other loans or agreements with the Lender, and making materially false and misleading representations to the SBA or Lender, and other conditions customary for a Note of this type. Upon an event of default, the Lender may, among other things, require immediate payment of all amounts owed under the Note.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. While the Company currently believes that its use of the Note proceeds will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of the Note in whole or in part.

The foregoing description of the Note is qualified by reference to the complete text of the Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Promissory Note, dated April 20, 2020 by and between Western Alliance Bank and Ekso Bionics Holdings, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

Date: April 24, 2020	By:	/s/ John F. Glenn
	Name:	John F. Glenn
	Title:	Chief Financial Officer